Exhibit 10.9

TECHNOLOGY JOINT DEVELOPMENT

AND RIGHTS AGREEMENT

This TECHNOLOGY JOINT DEVELOPMENT AGREEMENT (“Agreement”) is made as of                                         , (the “Effective Date”) by and between SunEdison, Inc., a Delaware corporation (“SunEdison”), and SunEdison Semiconductor Limited, a company organized and existing under the laws of Singapore and having its registered office at 80 Robinson Road, #02-00, Singapore 068898 (“SSL”). SunEdison and SSL may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, SunEdison has determined that it would be appropriate, desirable and in the best interests of SunEdison and the shareholders of SunEdison to separate the semiconductor business unit (the “Semiconductor Business”) from SunEdison;

WHEREAS, SunEdison and SSL have entered into the Separation Agreement, dated as of [—] (the “Separation Agreement”), in connection with the separation of the Semiconductor Business from SunEdison;

WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of SSL and its subsidiaries from SunEdison;

WHEREAS, SunEdison and SSL have entered into the Patent and Technology Cross-License Agreement, dated as of [—] (the “Cross-License Agreement”) and the Patent and Technology License Agreement/(CCz and DCW Technology) dated as of [—] (the “CCz and DCW Technology Agreement”), in connection with the separation of the Semiconductor Business from SunEdison (the Cross-License Agreement and the CCz and DCW Agreement may be referred to herein collectively as the “License Agreements”;

WHEREAS, the License Agreements provides each Party certain access to use and practice Technology and Patent Rights owned and controlled by the other Party;

WHEREAS, following the separation of the Semiconductor Business from SunEdison under the Separation Agreement, one or the other Party may share or loan certain of its employees to the other Party for certain periods of time;

WHEREAS, following the separation of the Semiconductor Business from SunEdison under the Separation Agreement, employees of the Parties may be sharing the same work laboratories and/or work locations;

WHEREAS, following the separation of the Semiconductor Business from SunEdison under the Separation Agreement, the Parties may determine to jointly undertake specific problem solving or technology development tasks that could potentially benefit both Parties; and

WHEREAS, the Parties desire to institute a baseline written framework for treatment of the ownership of, and rights to, inventions, improvements, data, technology and the like, including associated intellectual property rights, that may arise out of the circumstances described above.

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, SunEdison and SSL hereby agree as follows:

1.	Scope of Agreement.

1.1 The Parties acknowledge and agree that this Agreement, to the extent specifically referenced herein and without limitation, will apply to Technology or Patent Rights related to technologies incorporated within the scope of the License Agreements.

1.2 The Parties acknowledge and agree that this Agreement is not intended to apply, and shall not apply, to any services provided by one Party to the other Party pursuant to that certain Transition Services Agreement by and between the Parties dated as of even date herewith.

2.	General Definitions.

(a) “CCz” means continuous Czochralski crystal growth.

(b) “DCW” means diamond coated wire.

(c) “Patent” shall mean an unexpired patent(s) in any country, including all patents that issue on all divisions, continuations, continuations-in-part, reissues, reexaminations, or extensions, which have not been adjudicated to be invalid or unenforceable in an unappealable or unappealed decision of the applicable patent office or court of competent jurisdiction.

(d) “Patent Rights” means all current and future patent rights to any subject matter claimed in or covered by a Patent.

(e) “SSL Background IP” means all Technology and Patent Rights owned or controlled by SSL prior to the Effective Date of this Agreement including, without limitation, the patents and patent applications identified in Exhibit A to the Cross-License Agreement .

(f) “SunEdison Background IP” means all Technology and Patent Rights owned or controlled by SunEdison prior to the Effective Date of this Agreement including, without limitation, the patents and patent applications identified in Exhibit B to the Cross-License Agreement.

(g) “Technology” means and includes all discoveries, conceptions, ideas, improvements, enhancements and inventions (whether or not reduced to practice), data, technologies, technical information, formulae, formulations, compositions, materials, equipment, consumables, feedstock, hot zone design, process recipes, operation procedures, know-how, characterization of crystal, techniques, methods, processes, software, specifications, equipment systems and designs, equipment and process control systems (including software), apparatus, designs, schematics, drawings and information (whether or not same are patentable, copyrightable, protectable as a trade secret, or otherwise susceptible to any other form of legal protection).

3.	Joint Development Programs.

3.1 Definitions.

(a) “Joint Development Program” means a cooperative effort by SunEdison and SSL to carry out a specific purpose, or to develop specific products or processes, wherein such purpose or development efforts are the subject of and governed by a Statement of Work.

(b) “Program Technology” means Technology invented, conceived or reduced to practice in the performance of a Joint Development Program and SOW by an employee or employees of a single Party, or by at least one employee, agent or contractor of SunEdison and at least one employee, agent or contractor of SSL. No SunEdison Background IP or SSL Background IP shall be deemed to be Program Technology as a result of use of such background intellectual property in the development of Program Technology.

(c) “Program Patent Rights” means Patent Rights that claim Program Technology.

(d) “Statement of Work” or “SOW” means a written statement of work prepared, agreed upon and signed by each of the Parties that defines, with respect to a specific Joint Development Program, one or more of the following elements: the scope of the Joint Development Program, deliverables, responsibilities of the Parties, the acceptance criteria applicable to deliverables, the fees and payment schedule pertinent to the Joint Development Program, and any modifications of the terms of this Agreement as they apply to the Joint Development Program. In the event of a conflict between a signed Statement of Work and the provisions of this Agreement, the Statement of Work shall take precedence as to the Joint Development Program described therein.

3.2 General. From time to time during the Term, the Parties may conduct one or more Joint Development Programs subject to the terms and conditions of this Agreement. Each such Joint Development Program shall be the subject of a separate Statement of Work that will reference this Agreement.

3.3 Statements of Work.

(a) Detailed plans outlining development schedules, delivery schedules, development cost estimates, allocation and estimates of third party costs (test laboratories, consultants and the like), specifications, features, intended distribution channels, functional specifications, deliverables, and tasks to be undertaken by the Parties during a Joint Development Program will be set forth in a SOW. Each SOW may be amended from time to time only upon the mutual written agreement of the Parties.

(b) The Parties agree to utilize commercially reasonable efforts to complete all tasks delegated to them as set forth in a SOW and any amendments thereto. The Parties acknowledge that Joint Development Programs will require intellectual property, personnel and financial resources to be committed by both Parties. Each SOW will set forth in advance and to fullest extent practical the details on such intellectual property, personnel and financial resources to be committed by both Parties.

3.4 Joint Development Program Management.

(a) One (1) designated employee of each Party shall act as overall project managers (which roles are hereinafter referred to as “Project Managers”) for his/her respective employer for work conducted by the separate Parties under a SOW. Each Party agrees to promptly notify the other Party if, from time to time, the then current Project Manager is replaced by a newly designated individual. The Project Managers shall be individuals deeply familiar with the goals and the background of the particular Joint Development Program and familiar with the technology related thereto.

(b) The duties of the Project Managers include but are not limited to (i) coordination and scheduling of all tasks between the Parties relating to the SOW; (ii) coordination between the Parties for supervision and management of the tasks undertaken by each Party or its affiliates, respectively; (iii) administration and reporting of activities under the SOW; (iv) interfacing as a point of contact to the other Party; (v) resolving issues and disputes regarding day-to-day work related tasks among the Parties on a reasonable and appropriate basis; and (vi) referral to management of those issues which cannot be resolved by the Project Managers.

3.5 Progress Reporting. Each Party shall keep the other Party fully and promptly informed of all progress, events and matters affecting or relating to the other activities under a SOW and shall, without delay, give all relevant information and cooperation reasonably requested by the other Party, including without limitation, exchange of Program Technology. Such information shall include the furnishing on a timely periodic basis schedules and status reports covering activities such as engineering, research and development, major procurements, acquisition of tooling, machinery and equipment, and testing.

3.6 Program Technology and Program Patent Rights.

(a) The Parties agree that the relevant SOW will designate which Party, either SunEdison or SSL, will be the sole owner of the Program Technology, Joint Program Technology, Program Patent Rights and Joint Program Patent Rights resulting from the performance of the Joint Development Program associated with such SOW, and that such designation, subject to Section 3.6(b) below, shall be guided in good faith by those principles and guidelines previously exercised by the Parties in allocating ownership of Patents pursuant to the Separation Agreement. The Parties further agree that, unless specified otherwise in the relevant SOW and also subject to Section 3.6(b) below, such Program Technology and Program Patent Rights will be deemed to be Licensed SunEdison IP or Licensed SSL IP, respectively, as those terms are defined and used in the Cross-License Agreement.

(b) Notwithstanding any provision of this Agreement or of any SOW to the contrary, the Parties acknowledge and agree, as set forth in the CCz and DCW Agreement, that (i) SunEdison shall, as between the Parties, be sole owner of any and all Program Technology and resulting Program Patent Rights that are reasonably judged by SunEdison as necessary or useful to the development, application or use of CCz and DCW technology in any field, and (ii) use of the Program Technology and resulting Program Patent Rights described in clause (i) of this Section 3.6(b) shall be governed by the CCz and DCW Agreement.

3.7 Use of Program Technology and Program Patent Rights. The Parties agree that use of the Program Technology and Program Patent Rights that result from the performance of the Joint Development Program associated with such SOW by the non-owning Party will be governed by the terms and conditions of the Cross-License Agreement or the CCz and DCW Agreement, as applicable.

3.8 Background Intellectual Property. No right, title or interest in and to any SunEdison Background IP or SSL Background IP is granted, transferred or assigned by this Agreement, either expressly, by implication or estoppel.

3.9 Record Keeping. Each Party warrants that it will maintain and enforce policies and procedures consistent with generally accepted best practices in the industry to ensure that all research conducted by it or on its behalf under a SOW shall be documented in a way that makes clear (i) the identity of each individual involved in planning or executing any particular experimental protocol or interpreting any particular experimental result and/or the identity of each individual creating any document concerning the research and development; (ii) the date that each particular experimental protocol was executed; (iii) the date each experimental result was recorded; and (iv) the date that any document concerning the research was created. Each Party shall maintain all research and development notebook records related to each SOW and this Agreement for at least twenty (20) years, but neither Party shall be obligated to maintain such records beyond the date of the last to expire of any relevant Patent. Each Party shall be entitled, during normal business hours and upon reasonable written notice, during the Term of this Agreement, to audit the other Party’s compliance with policies and procedures described above with respect to the documentation of research activity related to a SOW.

3.10 Disclosure of Inventions. Each Party shall disclose to the other Party via the Program Managers in a timely manner any invention or discovery conceived or reduced to practice in the course of performing a SOW. Such disclosures by the Parties shall include a reasonably detailed written description of such invention and the information described in Section 3.9 above.

3.11 Further Assurances in Respect of Assignments. Each Party, at any time and from time to time upon notice by the other Party, as promptly and as practicable, shall execute and shall cause its employees and consultants, past or present, to execute, such documents as are necessary and requested to evidence the assignments provided for in this Agreement and any applicable SOW.

4.	Unplanned Development

4.1 Definitions:

(a) “Joint Unplanned Technology” means Technology that is both (i) jointly invented, conceived or reduced to practice by at least one employee, agent or contractor of SunEdison and at least one employee, agent or contractor of SSL, and (ii) invented, conceived or reduced to practice outside of any Joint Development Program.

(b) “Joint Unplanned Patent Rights” means Patent Rights that claim Joint Unplanned Technology.

(c) “Seconded Employee” means an employee of SunEdison or SSL, as the case may be, that is seconded by their employer Party to the other Party hereto and is specifically designated as such by a reasonable form of written documentation. The Seconded Employee remains employed by its employer Party for the duration of the secondment, and returns to its employer’s business at the end of the period of secondment.

(d) “Seconded Employee Patent Rights” means Patent Rights that claim Seconded Employee Technology.

(e) “Seconded Employee Technology” means Technology that is both (i) invented, conceived or reduced to practice by a Seconded Employee in the course of their duties as a Seconded Employee, and (ii) invented, conceived or reduced to practice outside of any Joint Development Program.

4.2 Seconded Employee Technology. From time to time during the Term, a Seconded Employee may create or develop Seconded Employee Technology. The Parties acknowledge and agree, subject to Section 4.4 below, that any and all such Seconded Employee Technology and any all Seconded Employee Patent Rights thereto and therein shall be exclusively owned by the non-employer Party (that is, the Party for whom the Seconded Employee is performing duties at the time such Seconded Employee Technology is created or developed). The Parties further acknowledge and agree, also subject to Section 4.4 below, that the rights, if any, of the employer Party to use and practice such Seconded Employee Technology and Seconded Employee Patent Rights will be governed by the License Agreements, as applicable.

4.3 Joint Unplanned Technology. From time to time during the Term, employees of each Party may share workspace, laboratory space and other co-located facilities. The Parties acknowledge that such proximity of employees may result in the creation of Joint Unplanned Technology. The Parties hereby agree, subject to Section 4.4 below, that the ownership of such Joint Unplanned Technology will be governed by the principles of U.S. Patent Law and further acknowledge and agree that use of such Joint Unplanned Technology and resulting Joint Unplanned Patent Rights therein and thereto will be governed by the License Agreements, as applicable.

4.4 CCz and DCW Technology. The Parties acknowledge and agree, as set forth in the CCz and DCW Agreement, that (i) SunEdison shall, as between the Parties, be sole owner of any and all Seconded Employee Technology, Joint Unplanned Technology, and resulting Seconded Employee Patent Rights and Joint Unplanned Patent Rights, respectively, that is reasonably judged by SunEdison as necessary or useful to the development, application or use of CCz and DCW technology in any field, and (ii) use of such technology and patent rights described in clause (i) of this Section 4.4 shall be shall be governed by the CCz and DCW Agreement.

5.	Confidential Information.

Each Party acknowledges that in connection with Joint Development Programs and the other activities described and contemplated by this Agreement, it may gain access to Confidential Information (as defined in the Separation Agreement) of the other Party and each Party hereby agrees that all such information shall be subject to the provisions of the Mutual Non-Disclosure Agreement executed by the Parties and in force as of the Effective Date (the “Mutual Non-Disclosure Agreement”). For the avoidance of doubt, the Parties hereby acknowledge and agree the provisions of Mutual Non-Disclosure Agreement shall survive for a period of ten (10) years following the expiration or termination of this Agreement.

6.	Term and Termination.

6.1 Term. This Agreement shall become effective on the Effective Date and shall continue for a period of five (5) years, unless earlier terminated by mutual written agreement of the Parties (the “Initial Term”). If prior to the expiration of the Initial Term, the Parties mutually agree in writing to extend the Initial Term for any period, such extension shall be referred to as the “Extended Term”. The Initial Term and Extended term are collectively referred to as the “Term”.

6.2 Termination for Breach. In the event of a material breach of this Agreement, the non-breaching Party shall be entitled to terminate this Agreement by giving the breaching Party sixty (60) days written notice specifying in reasonable detail the cause of such breach. If such breach is not cured by the breaching Party within such sixty (60) day notice period, this Agreement will terminate without further action required by the non-breaching Party. A material breach of this Agreement will include the occurrence of any of the following by a Party: (i) such Party makes an assignment for the benefit of creditors, or is subject to an involuntary or voluntary receivership, insolvency or bankruptcy proceedings; (ii) such Party makes a materially false or misleading statement, representation or claim about a material matter; (iii) such Party is in breach of any material obligation, representation, warranty or covenant set forth herein (for example, obligations related to the payment of money; and generating, keeping and maintaining records); or (iv) dissolution or liquidation of such Party.

6.3 Survival. All obligations accrued prior to any termination of this Agreement shall survive such termination. In addition to any terms or provisions hereof that by their express terms are intended to survive termination of this Agreement, the following Sections shall survive termination or expiration of this Agreement: [    ].

7.	Representations and Warranties.

7.1 Organization and Good Standing. Each Party represents and warrants to the other that it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all necessary corporate powers to own, use and transfer its properties and assets, and to carry on its business as now owned and operated.

7.2 Adherence to Laws, Regulations, etc. Each Party represents and warrants to the other that it will adhere to all laws, regulations, orders and ordinances relating to its performance of this Agreement and its development and distribution of products covered hereby.

7.3 Disclaimer. Except as may be expressly stated in this Agreement, nothing herein shall be construed as: (a) a warranty or representation by a Party as to the validity or scope of any Patent; (b) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of Patents of third persons; (c) a requirement that any Party shall file any patent application, secure any Patent or maintain any Patent in force; or (d) an obligation to bring or prosecute actions or suits against third parties for infringement of any Patent.

8.	Miscellaneous

8.1 Counterparts; Entire Agreement.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

(b) This Agreement, the Separation Agreement, the Cross-License Agreement, CCz and DCW Agreement and any Schedules, Exhibits, and Appendices hereto or thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein and therein.

(c) Each Party hereto acknowledges that it and the other Party hereto may execute this Agreement by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Party hereto at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

8.2 No Third Party Beneficiaries. The provisions of this Agreement are enforceable solely by the Parties to the Agreement and no assignee or other Person shall have the right, separate and apart from the Parties hereto, to enforce any provisions of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

8.3 No Fiduciary Duties. It is expressly understood and agreed that this Agreement is a purely commercial transaction between SunEdison and SSL and that nothing stated herein shall operate to create any special or fiduciary duty that either Party or any of its Affiliates shall owe to the other Party or vice versa.

8.4 Disclaimer of Warranty; Limitation of Liability.

(a) NEITHER PARTY MAKES ANY (AND EACH PARTY HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY GOODS, SERVICES, RIGHTS AND LICENSES GRANTED OR PROVIDED HEREUNDER.

(b) EXCEPT AS MAY BE SET FORTH IN THE SEPARATION AGREEMENT, NEITHER SSL OR ANY MEMBER OF THE SSL GROUP, ON THE ONE HAND, NOR SUNEDISON OR ANY MEMBER OF THE SUNEDISON GROUP, ON THE OTHER HAND, SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER FOR ANY LOST PROFITS, LOST BUSINESS OPPORTUNITIES, OR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER ARISING IN CONNECTION WITH THE EXERCISE OF ANY RIGHT OR LICENSE GRANTED UNDER THIS AGREEMENT.

8.5 Further Assurances. In connection with this Agreement, each Party agrees to execute and deliver such additional documents and instruments as may be required for a Party to exercise, acquire or maintain the rights and license granted hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement. SSL covenants and agrees to cause the other members of the SSL Group to comply with all applicable terms and conditions set forth in this Agreement and acknowledges it shall be liable for any breach of the terms of this Agreement caused by any member of the SSL Group. SunEdison covenants and agrees to cause the other members of the SunEdison Group to comply with all applicable terms and conditions set forth in this Agreement and acknowledges it shall be liable for any breach of the terms of this Agreement caused by any member of the SunEdison Group.

8.6 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.6):

If to SunEdison, to:

SunEdison, Inc.
501 Pearl Drive
St. Peters, MO 63376
Attention: General Counsel

If to SSL, to:

SunEdison Semiconductor Limited
11 Lorong 3, Toa Payoh, Blk B
4th Floor, Jackson Square,
Singapore 319579
Attention: General Counsel

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

8.7 Governing Law, Consent to Jurisdiction and Waiver of Right to Jury Trial.

(a) This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, irrespective of the choice of laws principles of the State of New York, including all matters of validity, construction, effect, enforceability, performance and remedies.

(b) Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York for the purposes of any action or proceeding arising out of this Agreement. Each of the Parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 6.6 will be effective service of process for any action or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement in the state and federal courts located in New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.

8.8 Dispute Resolution. The dispute resolution procedures set forth in Article IV of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, or the construction, interpretation, enforceability or validity hereof.

8.9 Assignability. Neither Party may assign or otherwise transfer this Agreement without the written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any assignment or other transfer not in accordance with this Section 8.9 shall be null and void.]

8.10 Change in Control of SSL. The Parties acknowledge and agree that the acquisition of a controlling interest of SSL, or any member of the SSL Group possessing rights under this Agreement, by certain third parties which may have a conflict of interest with the business objectives of SunEdison presents a potential risk to SunEdison. Therefore, the Parties agree as follows. If a third party obtains a controlling interest in SSL or a member of the SSL Group is merged or consolidated with a third party (in each case, a “Change in Control”), then the terms and conditions of this Agreement shall be binding on and inure to the benefit of any such third party that is a successor in interest of SSL or member of the SSL Group, as the case may be, and SunEdison shall remain bound to all of its obligations and entitled to all of its rights hereunder, except that, SunEdison shall have the right upon ten (10) days written notice, such notice to be provided within thirty (30) days of such Change in Control, to immediately terminate this Agreement. For purposes hereof “controlling interest” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the above sentences in this Section 8.10 or any other term of this Agreement, in the event a third party (which is active in any field which includes: the manufacture of polysilicon; the growth, processing and manufacture of silicon crystals and single or multi-crystalline ingots for use as a substrate for solar cell production; the processing and manufacture of solar wafers used in the photovoltaic industry; the design, processing and manufacture of solar cells; and the design, processing and manufacture of modules, trackers, inverters and any and all balance of system hardware and software used in photovoltaic systems making, using or selling a semiconductor to convert solar energy to electricity) gains a controlling interest in SSL or a member of the SSL Group, then SunEdison shall have the right upon thirty (30) days written notice to terminate this Agreement.

8.11 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

8.12 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom such waiver, amendment, supplement or modification is sought to be enforced.

8.13 Waiver of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of such Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by its duly authorized representatives.

SUNEDISON, INC.

By:

Name:

Title:

SUNEDISON SEMICONDUCTOR LIMITED

By:

Name:

Title: